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                                                                       Exhibit 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                                WWW.HALEDORR.COM
                       60 STATE STREET - BOSTON, MA 02109
                         617-526-6000 - FAX 617-526-5000

                                                     February 23, 2001

Network Plus Corp.
234 Copeland Street
Quincy, MA 02169

     Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the "Registration Statement"), filed on February 23, 2001, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 5,000,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Network Plus Corp., a Delaware corporation (the "Company").

     The Shares will be available for issuance as dividends (the "Dividends") on 2,500,000 outstanding depositary shares, each representing 1/10 of a share of 7 1/2% Series A cumulative convertible preferred stock.

     We are acting as counsel for the Company in connection with the registration by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also relied upon minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.


BOSTON       NEW YORK       WASHINGTON       RESTON       LONDON*       OXFORD*
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              Hale and Dorr LLP Includes Professional Corporations
                    * an independent joint venture law firm
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Network Plus Corp.
February 23, 2001
Page 2

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the company have been duly authorized for issuance and, when such Shares are issued, such Shares will be validly issued, fully paid and nonassessable.

     It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        /s/ Hale and Dorr LLP
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                                        HALE AND DORR LLP